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                                                                    EXHIBIT 10.8

                              TUCKER FEDERAL BANK

                           -------------------------

                           Employment Agreement with

                               Charles M. Buckner

         AGREEMENT entered into and effective this 3rd day of April, 2001 by and between Tucker Federal Bank (the "Bank") and Charles M. Buckner (the "Employee").

         WHEREAS, the Employee has heretofore been employed by the Bank as its President and Chief Executive Officer and is experienced in all phases of the business of the Bank; and

         WHEREAS, the Board of Directors (the "Board") of the Bank believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties; and

         WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Bank and the Employee.

         NOW, THEREFORE, it is AGREED as follows:

         1.       Defined Terms

         When used anywhere in this Agreement, following terms shall have the meaning set forth herein.

                  (a) "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Bank or the Company, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (iii) the acquisition of the power to direct the management or policies of the Bank or of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, the Company's ownership of the Bank shall not of itself constitute a Change in Control for


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purposes of the Agreement. For purposes of this paragraph only, the term
"person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

                  (b)      "Company" shall mean Eagle Bancshares, Inc.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

                  (d) "Code ss.280G Maximum" shall mean the product of 2.99 and the Employee's "base amount" as defined in Code ss.280G(b)(3).

                  (e) "Disability" shall mean a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Bank's long-term disability plan (or, if the Bank has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of 180 consecutive days).

                  (f) "Effective Date" shall mean the date referenced in the opening paragraph of this Agreement.

                  (g) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office as of the later of the Effective Date and the most recent voluntary relocation by the Employee; (ii) a material reduction in the Employee's base compensation under this Agreement as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided under this Agreement as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him under this Agreement;
(iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (v) a failure to reelect the Employee to the Board of Directors of the Bank or the Company, if the Employee has served on such Board at any time during the term of the Agreement; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank.


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                  (h)      "Just Cause" shall mean, in the good faith
determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company.

                  (i) "Protected Period" shall mean the period that begins upon the occurrence of a Change in Control and ends on the later of the second annual anniversary of the Change in Control or the expiration date of this Agreement.

                  (j) "Trust" shall mean a grantor trust that is designed in accordance with Revenue Procedure 92-64 and has a trustee independent of the Bank and the Company.

         2. Employment. The Employee is employed as the President and CEO of the Bank. The Employee shall render such administrative and management services for the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank. The Employee's other duties shall be such as the Board may from time to time reasonably direct, including normal duties as an officer of the Bank.

         3. Base Compensation. The Bank agrees to pay the Employee during the term of this Agreement a salary at the rate of $180,000 per annum, payable in cash not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary. Such review shall be documented in the Board's minutes.

         4. Discretionary Bonuses. The Employee shall participate in an equitable manner with all other senior management employees of the Bank in discretionary bonuses that the Board may award from time to time to the Bank's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

         5.       Participation in Retirement, Medical and Other Plans.

                  (a) The Employee shall be eligible to participate in any of the following plans or programs that the Bank may now or in the future maintain: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, auto allowance/auto lease, retirement, pension, and/or other present or future qualified or nonqualified plans


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provided by the Bank, generally which benefits, taken as a whole, must be at least as favorable as those in effect on the Effective Date.

                  (b) The Employee shall also be eligible to participate in any fringe benefits which are or may become available to the Bank's senior management employees, including for example: any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Bank.

         6. Term. The Bank hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 10 or 12 hereof). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended. Only those members of the Board of Directors who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent review of this Agreement.

         7.       Loyalty; Noncompetition.

                  (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Bank or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank.

                  (b) Nothing contained in this Section shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.


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                  (c)      If the parties execute the "Non-Competition Addendum"
attached as Exhibit "A", its provisions shall apply to the Employee subsequent to termination of his employment and shall survive termination of this Agreement (unless the parties agree in writing to an earlier expiration date of the Employee's obligations under said Non-Competition Addendum).

         8. Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Bank will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

         9. Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

                  (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Bank.

                  (b) The Employee shall not receive any additional compensation from the Bank on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation or sick leave from one fiscal year to the next, except in either case to the extent authorized by the Board.

                  (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

                  (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

         10. Termination and Termination Pay. Subject to Section 12 hereof, the Employee's employment hereunder may be terminated under the following circumstances:

                  (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.


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                  (b)      Disability. (1) The Bank may terminate the Employee's
employment after having established the Employee's Disability, in which event the Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, and (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 10(b); provided that any benefits paid pursuant to the Bank's long term disability plan will continue as provided in such plan without reduction for payments made pursuant to this Agreement.

                           (2)      During any period that the Employee shall
receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Bank and, if able, shall make himself available to the Bank to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Bank shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

                  (c) Just Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

                  (d) Without Just Cause; Constructive Discharge. The Board may, by written notice to the Employee, immediately terminate his employment at any time for a reason other than his Disability or Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs during the Protected Period, in which event the benefits and compensation provided for in Section 12 shall apply): (i) the greater of either (A) the salary provided pursuant to Section 3 hereof, up to the expiration date of this Agreement, including any renewal term (the "Expiration Date"), or (B) said salary for an additional 24-month period, and
(ii) at the Employee's election either (A) cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Bank provided for the Employee at the date of termination of employment or
(B) continued participation under such Bank benefit plans through the Expiration Date, but only to the extent the Employee continues to qualify for participation therein. All amounts payable to the Employee shall be paid, at the option of the Employee, either (1) in periodic payments through the Expiration Date, or (11) in one lump sum within ten days of such termination.

                  (e) Termination or Suspension Under Federal Law. (1) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and
(g)(1)), all obligations of the Bank under this Agreement


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shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

                           (2)      If the Bank is in default (as defined in
Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

                           (3)      If a notice served under Section 8(e)(3) or
(g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                           (4)      Any payments made to the Employee pursuant
to this Agreement, or otherwise, are subject to and conditioned upon their compliance with both 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder, and Regulatory Bulletin 27A, but only to the extent required thereunder on the date any payment is required pursuant to this Agreement.

                  (f) Voluntary Termination by Employee. Subject to Section 12 hereof, the Employee may voluntarily terminate employment with the Bank during the term of this Agreement, upon at least 90 days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 10(d) hereof or within the Protected Period, in Section 12(a) hereof, in which event the benefits and compensation provided for in Sections 10(d) or 12, as applicable, shall apply).

                  (g) Post-termination Health Insurance. If the Employee's employment terminates with the Bank or the Company for any reason other than Just Cause, the Employee shall be entitled to purchase from the Bank, at the Employee's own expense which shall not exceed applicable COBRA rates, family medical insurance under any group health plan that the Bank or the Company maintains for its employees. This right shall be (i) in addition to, and not in lieu of, any other rights that the Employee has under this Agreement, and (ii) shall continue until the Employee first becomes eligible for participation in Medicare.

         11. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.


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         12.      Change in Control.

                  (a) Trigger Events. The Employee shall be entitled to collect the severance benefits set forth in Subsection (b) hereof in the event that either (i) the Employee voluntarily terminates for any reason within the 30-day period beginning on the date of a Change in Control, (ii) the Employee voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (iii) the Bank or the Company or their successor(s) in interest terminate the Employee's employment without his written consent and for any reason other than Just Cause during the Protected Period.

                  (b) Amount of Severance Benefit. If the Employee becomes entitled to collect severance benefits pursuant to Section 12(a) hereof, the Bank shall:

                           (i)      pay the Employee a severance benefit equal
to the difference between the Code ss.280G Maximum and the sum of any other "parachute payments" as defined under Code ss.280G(b)(2) that the Employee receives on account of the Change in Control, and

                           (ii)     honor the provisions of Section 10(g) of
this Agreement.

         The amount payable under Section 12(b)(i) shall be paid in one lump sum within ten days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company. In the event that the Employee, the Bank, and the Company jointly agree that the Employee has collected an amount exceeding the Code ss.280G Maximum, the parties may agree in writing that such excess shall be treated as a loan ab initio, which the Employee shall repay to the Bank, on terms and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

                           (c)      Funding of Grantor Trust upon Change in
Control. Notwithstanding any other provision of this Agreement that may be contrary or inconsistent herewith, not later than ten business days after a Change in Control, the Bank shall (i) deposit in a Trust an amount equal to the Code ss.280G Maximum, unless the Employee has previously provided a written release of any claims under this Agreement, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next two paragraphs as to the payment of such amounts from the Trust. The funds in the Trust are to be used for payments due pursuant to subsections 12(a) and 12(b), and not for normal compensation.

         At any time or from time to time during the 27-consecutive month period after a Change in Control, the Employee may provide the trustee of the Trust with a written notice directing that the trustee pay to the Employee an amount designated in the notice as being payable pursuant to this Agreement. Within three business days after receiving said notice, the


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trustee of the Trust shall send a copy of the notice to the Bank via overnight and registered mail return receipt requested. On the fifth business day after mailing said notice to the Bank, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Bank provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to this Agreement, and the costs of such arbitration (including any attorneys' fees incurred by the Employee) shall be paid by the Bank. The costs of such arbitration may be paid by the Bank only after an express written finding by the Board that the payment of the costs of such arbitration is not detrimental to the Bank's safety and soundness. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his determination. The parties and the trustee shall be bound by the results of the arbitration and, within three days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Bank, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

         Upon the earlier of (1) receiving the Employee's written release of all claims under this Agreement, or (ii) the date 27 months after the date on which the Bank makes the deposit referred to in the first paragraph of this subsection 12(c), the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust pursuant to this Agreement.

         13. Indemnification. The Bank and the Company agree that their respective Bylaws shall continue to provide for indemnification of directors, officers, employees and agents of the Bank and the Company, including the Employee during the full term of this Agreement, and to at all times provide adequate insurance for such purposes.

         14. Federal Income Tax Withholding. The Bank may withhold all federal and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

         15.      Successors and Assigns.

                  (a) Bank. This Agreement shall not be assignable by the Bank, provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

                  (b) Employee. Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to

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receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

                  (c) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         16. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

                  17. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

                  18. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  19. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto and shall supersede any prior agreement between the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                                               TUCKER FEDERAL BANK


/s/ Betty Petrides                           BY: /s/ C. J. Sechler, Jr.
------------------------                        ---------------------------
Secretary                                    Its Chairman of the Board



WITNESS:


/s/ Ernest F. Ritter, Jr.                    /s/ Charles M.Buckner
-------------------------                    --------------------------------
                                             Employee


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